Exhibit 99.1

eHealth, Inc. Announces First Quarter 2008 Results

First Quarter 2008 Highlights

•	Revenue of $26.3 million, up 35% over the first quarter of 2007

•	Operating income of $4.7 million, up 75% over the first quarter of 2007

•	Operating margins increased to 18%, up from 14% in the first quarter of 2007

•	Net income of $3.3 million, or $0.13 per diluted share, up from $2.3 million, or $0.09 per diluted share in the first quarter of 2007

•	Cash flow from operations of $5.8 million, up 72% over the first quarter of 2007

MOUNTAIN VIEW, Calif.—May 1, 2008— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the first quarter ended March 31, 2008.

“Our first quarter results again demonstrate positive growth and increasing operating leverage in eHealth’s business model,” said Gary Lauer, chief executive officer of eHealth.

First Quarter Results

Revenue—Revenue totaled $26.3 million for the first quarter of 2008, a 35% increase compared to revenue of $19.5 million for the first quarter of 2007.

Submitted Applications—Submitted applications for individual and family products increased 25% in the first quarter of 2008 to 114,500 applications, compared to 91,800 applications in the first quarter of 2007.

Membership—Estimated membership at March 31, 2008 totaled 558,200 members, a 26% increase over estimated membership of 443,200 at March 31, 2007.

Operating Income—Operating income increased 75% to $4.7 million for the first quarter of 2008, compared to operating income of $2.7 million for the first quarter of 2007. Operating margins were 18% in the first quarter of 2008, up from 14% in the first quarter of 2007. Non-GAAP operating income increased 82% to $5.4 million for the first quarter of 2008, compared to non-GAAP operating income of $3.0 million for the first quarter of 2007. Non-GAAP operating margins were 20% in the first quarter of 2008, up from 15% in the first quarter of 2007. Non-GAAP operating income and margins in the first quarters of 2008 and 2007 exclude $659,000 and $272,000 of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the first quarter of 2008 was $5.9 million, a 54% increase compared to pre-tax income of $3.9 million for the first quarter of 2007. Non-GAAP pre-tax income was $6.6 million for the first quarter of 2008, a 60% increase compared to non-GAAP pre-tax income of $4.1 million for the first quarter of 2007. Non-GAAP pre-tax income in the first quarters of 2008 and 2007 exclude $659,000 and $272,000 of stock-based compensation expense, respectively.

Net Income—Net income for the first quarter of 2008 was $3.3 million, or $0.13 per diluted share, compared to net income for the first quarter of 2007 of $2.3 million, or $0.09 per diluted share. Non-GAAP net income for the first quarter of 2008 was $3.8 million, or $0.15 per diluted share, compared to non-GAAP net income of $2.5 million, or $0.10 per diluted share, for the first quarter of 2007. Non-GAAP net income and non-GAAP net income per diluted share are computed excluding stock-based compensation expense and estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2008 exclude $659,000 of stock-based compensation expense and $154,000 of estimated income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2007 exclude $272,000 of stock-based compensation expense and $21,000 of estimated income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the first quarter of 2008 was $5.8 million, compared to $3.4 million for the first quarter of 2007, representing an increase of 72%. Cash, cash equivalents and short-term marketable securities as of March 31, 2008 totaled $127.9 million, compared to $121.5 million as of December 31, 2007.

2008 Guidance

eHealth is reiterating the following guidance for the full year ending December 31, 2008 based on information currently available:

•	Total revenue is expected to be in the range of $114 million to $117 million

•	Stock-based compensation expense is expected to be in the range of $4.0 million to $5.5 million

•	GAAP net earnings per diluted share is expected to be in the range of $0.58 to $0.63 per share

•	Cash flow from operations is expected to be in the range of $33.5 million to $36.0 million

Based on information currently available, eHealth expects its GAAP income tax rate to range from approximately 43% to 45% for the full year ending December 31, 2008.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, May 1, 2008 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-362-5158 for domestic callers and 617-597-5397 for international callers. The participant passcode is #78998368. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #52152633. The live and archived webcast of the call will also be available on eHealth’s website at www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding estimated income tax benefit related to stock-based compensation expense and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, GAAP net earnings per diluted share and cash flow from operations for the year ending December 31, 2008. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with continued acceptance of the Internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in carrier underwriting practices, changes in member conversion rates, the effectiveness of marketing spending, timing of receipt of commission reports and payment practices of health insurance carriers, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, changes in the economy, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, impact of employee stock-based compensation expense, compliance with insurance and other laws and regulations, andchanges in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Periodic Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•	Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation including the related income tax benefit of stock-based compensation expense.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur operating costs similar to the non-GAAP adjustments described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007 (1)	March 31, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,395	$90,880
Marketable securities	40,119	37,038
Accounts receivable	1,300	1,640
Deferred income taxes	13,240	10,799
Prepaid expenses and other current assets	2,098	2,050

Total current assets	138,152	142,407
Property and equipment, net	3,791	3,718
Deferred income taxes	4,535	4,535
Other assets	975	905

Total assets	$147,453	$151,565

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,495	$1,698
Accrued compensation and benefits	4,849	3,275
Accrued marketing expenses	2,454	2,803
Deferred revenue	436	525
Other current liabilities	2,073	2,291

Total current liabilities	11,307	10,592
Other non-current liabilities	252	218
Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	167,847	169,232
Deferred stock-based compensation	(104)	(84)
Accumulated deficit	(32,060)	(28,763)
Accumulated other comprehensive income	186	345

Total stockholders’ equity	135,894	140,755

Total liabilities and stockholders’ equity	$147,453	$151,565

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2007	2008
Revenue:
Commission	$18,374	$24,119
Sponsorship, licensing and other	1,115	2,161

Total revenue	19,489	26,280
Operating costs and expenses:
Cost of revenue-sharing	417	437
Marketing and advertising (1)	6,930	9,649
Customer care and enrollment (1)	2,999	3,625
Technology and content (1)	2,995	3,479
General and administrative (1)	3,455	4,365

Total operating costs and expenses	16,796	21,555

Income from operations	2,693	4,725
Interest and other income, net	1,167	1,209

Income before income taxes	3,860	5,934
Provision for income taxes	1,583	2,637

Net income	$2,277	$3,297

Net income per share:
Basic	$0.10	$0.13
Diluted	$0.09	$0.13
Weighted-average number of shares used in per share amounts:
Basic	21,739	24,766
Diluted	25,428	25,974
(1) Includes stock-based compensation expense as follows:

Marketing and advertising	$30	$147
Customer care and enrollment	19	66
Technology and content	134	175
General and administrative	89	271

Total	$272	$659

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2007	2008
Operating activities
Net income	$2,277	$3,297
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,493	2,441
Depreciation and amortization	426	430
Stock-based compensation expense	272	659
Deferred rent	27	(21)
Changes in operating assets and liabilities:
Accounts receivable	(171)	(340)
Prepaid expenses and other current assets	(350)	(74)
Other assets	(43)	71
Accounts payable	108	201
Accrued compensation and benefits	(1,115)	(1,461)
Accrued marketing expenses	486	349
Deferred revenue	139	89
Other current liabilities	(142)	205

Net cash provided by operating activities	3,407	5,846

Investing activities
Purchases of property and equipment	(224)	(334)
Changes in restricted cash	(1)	—
Purchases of marketable securities	—	(19,315)
Sales of marketable securities	—	4,047
Maturities of marketable securities	—	18,462

Net cash (used in) provided by investing activities	(225)	2,860

Financing activities
Net proceeds from exercise of common stock options	101	746
Principal payments in connection with capital leases	(104)	—

Net cash (used in) provided by financing activities	(3)	746

Effect of exchange rate changes on cash and cash equivalents	16	33

Net increase in cash and cash equivalents	3,195	9,485
Cash and cash equivalents at beginning of period	90,316	81,395

Cash and cash equivalents at end of period	$93,511	$90,880

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
Key Metrics:
Operating cash flows (1)	$3,407,000	$5,846,000
IFP submitted applications (2)	91,800	114,500
IFP approved members (3)	82,300	102,500
Total approved members (4)	119,600	143,400
Total revenue (5)	$19,489,000	$26,280,000
Total revenue per estimated member for the period (6)	$46.56	$48.82

	As of March 31, 2007	As of March 31, 2008
IFP estimated membership (7)	362,300	471,200
Total estimated membership (8)	443,200	558,200

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008
Marketing and advertising expenses (9)	$6,930,000	$9,649,000
Marketing and advertising expenses as a percentage of total revenue (10)	35.6%	36.7%
Marketing and advertising expenses excluding stock-based compensation (11)	$6,900,000	$9,502,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	35.4%	36.2%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	40%	38%
Marketing partners (14)	31%	34%
Online advertising (15)	29%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$49.18	$55.41
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$48.97	$54.57

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)

Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See Note 2 above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See Note 2 above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See Note 2 above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non- GAAP Percent of Total Revenue
Revenue:
Commission	$24,119	92%	$—	$24,119	92%
Sponsorship, licensing and other	2,161	8	—	2,161	8

Total revenue	26,280	100	—	26,280	100
Operating costs and expenses:
Cost of revenue-sharing	437	2	—	437	2
Marketing and advertising (1)	9,649	37	(147)	9,502	36
Customer care and enrollment (1)	3,625	14	(66)	3,559	13
Technology and content (1)	3,479	13	(175)	3,304	13
General and administrative (1)	4,365	16	(271)	4,094	16

Total operating costs and expenses	21,555	82	(659)	20,896	80

Income from operations	4,725	18	659	5,384	20
Interest and other income, net	1,209	5	—	1,209	5

Income before income taxes	5,934	23	659	6,593	25
Provision for income taxes (2)	2,637	10	154	2,791	11

Net income	$3,297	13%	$505	$3,802	14%

Net income per share:
Basic	$0.13		$0.02	$0.15
Diluted	$0.13		$0.02	$0.15
Weighted-average number of shares used in per share amounts:
Basic	24,766		24,766	24,766
Diluted	25,974		25,974	25,974

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in item (1) above and the estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2007
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$18,374	94%	$—	$18,374	94%
Sponsorship, licensing and other	1,115	6	—	1,115	6

Total revenue	19,489	100	—	19,489	100
Operating costs and expenses:
Cost of revenue-sharing	417	2	—	417	2
Marketing and advertising (1)	6,930	36	(30)	6,900	36
Customer care and enrollment (1)	2,999	15	(19)	2,980	15
Technology and content (1)	2,995	15	(134)	2,861	15
General and administrative (1)	3,455	18	(89)	3,366	17

Total operating costs and expenses	16,796	86	(272)	16,524	85

Income from operations	2,693	14	272	2,965	15
Interest and other income, net	1,167	6	—	1,167	6

Income before income taxes	3,860	20	272	4,132	21
Provision for income taxes (2)	1,583	8	21	1,604	8

Net income	$2,277	12%	$251	$2,528	13%

Net income per share:
Basic	$0.10		$0.02	$0.12
Diluted	$0.09		$0.01	$0.10
Weighted-average number of shares used in per share amounts:
Basic	21,739		21,739	21,739
Diluted	25,428		25,428	25,428

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in item (1) above and the estimated income tax benefit related to stock-based compensation expense.